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                                                                     Exhibit 1.2

                                Pricing Agreement

Goldman, Sachs & Co.,
Chase Securities Inc.,
J.P. Morgan Securities Inc.,
Deutsche Morgan Grenfell Inc.,
  As Representatives of the several
   Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                                    June 4, 1998

Ladies and Gentlemen:

      Dover Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 4, 1998 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the
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Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in
Schedule I hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us seven counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                          Very truly yours,

                                          DOVER CORPORATION


                                          By: /s/   JOHN F. McNIFF
                                             -----------------------------
                                             Name:  John F. McNiFF
                                             Title: Vice President and Treasurer

Accepted as of the date hereof:

Goldman, Sachs & Co.
Chase Securities Inc.
J.P. Morgan Securities Inc.
Deutsche Morgan Grenfell Inc.


By: Goldman, Sachs & Co.

/s/ GOLDMAN SACHS & CO.
-------------------------------
     (Goldman, Sachs & Co.)

On behalf of each of the Underwriters


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                                SCHEDULE I

                                                             Principal
                                                              Amount of
                                                             Designated
                                                             Securities
                                                               to be
                  Underwriter                                 Purchased
                  -----------                                 ---------
                                                          Notes      Debentures
                                                          -----      ----------
Goldman, Sachs & Co. ..............................   $ 90,000,000   $120,000,000
Chase Securities Inc. .............................     22,500,000     30,000,000
J.P. Morgan Securities Inc. .......................     22,500,000     30,000,000
Deutsche Morgan Grenfell Inc. .....................     15,000,000     20,000,000
                                                        ----------     ----------
            Total .................................   $150,000,000   $200,000,000


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

                                   SCHEDULE II

Title of Designated Securities:

      6.25% Notes due June 1, 2008 (the "Notes")
      6.65% Debentures due June 1, 2028 (the "Debentures")

Aggregate principal amount:

      $150,000,000 in the case of the Notes
      $200,000,000 in the case of the Debentures

Price to Public:

      99.931% of the principal amount of the Notes and 99.559% of the principal amount of the Debentures, in each case plus accrued interest from June 1, 1998 to but excluding June 9, 1998.

Purchase Price by Underwriters:

      99.281% of the principal amount of the Notes and 98.684% of the principal amount of the Debentures, in each case plus accrued interest from June 1, 1998 to but excluding June 9, 1998.

Form of Designated Securities:

      Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Time of Delivery:

      9:30 a.m. (New York City time), June 9, 1998

Indenture:

      Indenture dated as of June 8, 1998, between the Company and The First National Bank of Chicago, as Trustee

Maturity:

      June 1, 2008 in the case of the Notes
      June 1, 2028 in the case of the Debentures


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Interest Rate:

      6.25% in the case of the Notes
      6.65% in the case of the Debentures

Interest Payment Dates:

      June 1 and December 1, 1998, commencing December 1, 1998

Redemption Provisions:

      No provisions for redemption

Sinking Fund Provisions:

      No sinking fund provisions

Defeasance provisions:

      The defeasance provisions described in the Prospectus under the caption "Description of Debt Securities -- Defeasance and Covenant Defeasance" shall apply to the Designated Securities

Closing location for delivery of Designated Securities:

      Sullivan & Cromwell
      125 Broad Street
      New York, New York 10004

Names and addresses of Representatives:

      Designated Representatives: Goldman, Sachs & Co.
      Address for Notices, etc.: 32 Old Slip, 9th Floor
                                 New York, New York 10004
                                 Attention: Registration Department


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